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                                                                      EXHIBIT 11


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

                                   EXHIBIT 11

                 Statement Re Computation of Per Share Earnings

                                 OHM CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)

                                                                     Three Months Ended
                                                                          March 31,
                                                                   ----------------------
                                                                      1997         1996
                                                                   ---------    ---------
PRIMARY:

       Average Shares Outstanding                                    27,044       26,686
       Net effect of dilutive stock options and warrants--
               based on the treasury stock method                        46            9
                                                                     ------       ------

                        Total                                        27,090       26,695
                                                                     ======       ======

       Net Income                                                    $1,438       $1,330
                                                                     ======       ======

       Per Share Amount                                              $ 0.05       $ 0.05
                                                                     ======       ======


FULLY DILUTED: (1)

       Average Shares Outstanding                                    27,044       26,686
       Net effect of dilutive stock options and warrants--
               based on the treasury stock method                        46            9
                                                                     ------       ------

                        Total                                        27,090       26,695
                                                                     ======       ======

       Net Income                                                    $1,438       $1,330
                                                                     ======       ======

       Per Share Amount                                              $ 0.05       $ 0.05
                                                                     ======       ======

(1) Fully dilutive effect of stock options and warrants on per share amounts for the three months ended March 31, 1997 and 1996, has not been presented in the statement of operations since any reduction of less than 3% in the aggregate need not be considered as dilution.